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Exhibit 21.1

Subsidiaries of Euramax International, Inc.

Company	Beneficial Owner
Amerimax Holdings, Inc.	Euramax International Holdings Limited
Amerimax Fabricated Products, Inc.	Euramax International, Inc.
Amerimax Home Products, Inc.	Amerimax Fabricated Products, Inc.
Amerimax Building Products, Inc.	Amerimax Fabricated Products, Inc.
Amerimax Coated Products, Inc.	Amerimax Building Products, Inc.
Amerimax Laminated Products, Inc.	Amerimax Building Products, Inc.
Fabral Holdings, Inc.	Amerimax Fabricated Products, Inc.
Fabral, Inc.	Fabral Holdings, Inc.
Euramax European Holdings Limited	Euramax International Limited
Euramax Europe Limited	Euramax European Holdings Limited
Euramax Holdings Limited	Euramax Europe Limited
Euramax Coated Products Limited	Euramax Holdings Limited
Ellbee Limited	Euramax Holdings Limited
Euramax European Holdings B.V.	Euramax Continental Limited
Euramax Netherlands B.V.	Euramax European Holdings B.V.
Euramax Europe B.V.	Euramax Netherlands B.V.
Euramax Coated Products B.V.	Euramax Europe B.V.
Euramax European Holdings S.A.	Euramax International Limited/
Euramax European Holdings B.V.
Euramax Industries S.A.	Euramax European Holdings S.A.
Euramax Continental Limited	Euramax International Limited
Euramax International Limited	Euramax International Holdings Limited
Euramax International Holdings Limited	Euramax International, Inc.

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Subsidiaries of Euramax International, Inc.